UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2011 (May 5, 2011)

Union Pacific Corporation

(Exact name of registrant as specified in its charter)

Utah	1-6075	13-2626465
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Douglas Street, Omaha, Nebraska	68179
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (402) 544-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Union Pacific Corporation (the Company) held its Annual Meeting of Shareholders on May 5, 2011, in Salt Lake City, Utah (the Meeting). Of the 490,657,128 shares outstanding and entitled to vote at the Meeting, 437,125,491 shares were present at the Meeting in person or by proxy, constituting a quorum of approximately 89%. The shareholders of the Company’s common stock considered and voted upon six proposals at the Meeting.

Proposal 1 – Election of Directors

The holders of the common stock of the Company elected each of the following directors to serve a term of one year, ending at the time of the next Annual Meeting of Shareholders in 2012 (or until a successor is elected) pursuant to the By-Laws of the Company and the applicable laws of the State of Utah:

Name	Votes For	Votes Against	Abstentions or Broker Non-Votes
Andrew H. Card, Jr.	387,463,647	1,566,864	551,252
Erroll B. Davis, Jr.	381,549,879	1,607,191	6,425,039
Thomas J. Donohue	355,980,776	2,973,053	30,628,554
Archie W. Dunham	384,970,706	1,677,066	2,933,991
Judith Richards Hope	384,756,808	1,908,162	2,917,408
Charles C. Krulak	387,654,712	1,360,200	567,103
Michael R. McCarthy	387,719,869	1,283,966	577,398
Michael W. McConnell	387,710,780	1,314,603	556,470
Thomas F. McLarty III	381,714,629	1,435,657	6,432,096
Steven R. Rogel	378,139,622	2,669,227	8,772,184
Jose H. Villarreal	340,908,647	20,518,946	28,154,789
James R. Young	379,037,342	2,155,973	8,389,068

Proposal 2 – Ratification of Appointment of Deloitte & Touche LLP as Independent Registered Public Accounting Firm for the Year Ending December 31, 2011

The holders of the Company’s common stock voted for the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2011 by the following count:

Votes For	Votes Against	Abstentions or Broker Non-Votes

431,011,522	5,657,535	455,526

Proposal 3 – Advisory Vote on Executive Compensation (“Say on Pay”)

The holders of the Company’s common stock approved, on an advisory (non-binding) basis, the compensation of the Company’s Named Executive Officers, by the following count:

Votes For	Votes Against	Abstentions or Broker Non-Votes

376,728,349	12,061,779	791,410

Proposal 4 – Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation (“Say on Frequency”)

The holders of the Company’s common stock voted on an advisory (non-binding) proposal regarding the frequency of future advisory votes on executive compensation by the following count:

1 Year	2 Years	3 Years	Abstentions or Broker Non-Votes

288,734,144	5,312,052	94,522,389	1,013,592

Based on the results of the vote, and consistent with the Company’s recommendation, the Board has determined to hold an advisory vote on executive compensation on an annual basis.

Proposal 5 – Amendment of the Revised Articles of Incorporation to Reduce Shareholder Voting Requirements Related to:

5(a): Actions Adversely Affecting Preferred Stock

5(b): Removal of Directors

5(c): Changing the Authorized Amount of Capital Stock

The Company submitted this proposal requesting that holders of the common stock of Company approve and adopt three amendments to the Revised Articles of Incorporation to reduce shareholder voting requirements related to certain actions. The holders of the Company’s common stock approved Proposal 5(a), 5(b) and 5(c) by the following counts:

5(a): Actions Adversely Affecting Preferred Stock

Votes For	Votes Against	Abstentions or Broker Non-Votes

431,062,595	3,934,915	2,126,898

5(b): Removal of Directors

Votes For	Votes Against	Abstentions or Broker Non-Votes

431,581,517	3,725,923	1,815,506

5(c): Changing the Authorized Amount of Capital Stock

Votes For	Votes Against	Abstentions or Broker Non-Votes

430,832,827	4,427,814	1,863,701

All amendments were approved by the shareholders in accordance with the applicable voting standards and will become effective upon filing of Articles of Amendment to the Company’s Articles of Incorporation with the Utah Secretary of State.

Proposal 6 – Shareholder Proposal Regarding Independent Chairman

A shareholder of the Company submitted a proposal requesting that the Company adopt a policy that the Chairman of the Board of Directors not be a previous executive officer of the Company and qualify as an independent director by the standards of the New York Stock Exchange. The holders of the Company’s common stock voted against Proposal 6 by the following count:

Votes For	Votes Against	Abstentions or Broker Non-Votes

84,995,640	303,474,558	1,108,145

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 6, 2011

UNION PACIFIC CORPORATION

By:	/s/J. Michael Hemmer
J. Michael Hemmer
Senior Vice President – Law and General Counsel